Exhibit 8.1






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                       SUBSIDIARIES OF GLOBAL SOURCES LTD.

Name                                                                       Jurisdiction of Organization
----                                                                       ----------------------------

Global Sources Technologies Ltd                                                 Bermuda
Trade Media Holdings Ltd.                                                       Cayman Islands
ASM Business Services Ltd                                                       Cayman Islands
A.S. Mediaconsult Limited                                                       Cyprus
China Media Advertising Inc                                                     Liberia
E-Commerce International Ltd.                                                   Bermuda
Earldom Limited                                                                 British Virgin Islands
eMedia Asia Limited                                                             Bardados
Earldom Computer Software (Shenzhen) Company Limited                            China
Equitable Accounting Services Limited                                           Hong Kong
Export Media Ltd                                                                British Virgin Islands
Fertile Valley Pte. Ltd.                                                        Singapore
Floro Company Limited                                                           Hong Kong
Fortune Valley Ltd                                                              Mauritius
Global Capital Group Holdings Limited                                           British Virgin Islands
Global Sources Auctions Limited                                                 Cayman Islands
Global Sources Auctions (HK) Ltd                                                Hong Kong
Global Sources Research Foundation Ltd.                                         British Virgin Islands
Hillcrest Services Limited                                                      British Virgin Islands
Japan Publishing Limited                                                        Japan
Lazenby Services Limited                                                        British Virgin Islands
Global Sources USA, Inc.                                                        USA - Delaware
Media Data Systems Pte Ltd                                                      Singapore
Media Productions Limited                                                       Cayman Islands
Pine Grove B.V.                                                                 Netherlands
Publishers Representatives Limited                                              Hong Kong
Steady Access Resources Ltd.                                                    British Virgin Islands
Targeted Marketing Promotions Corp.                                             Liberia
Trade Mag Europe S.A.                                                           Belgium
Trade Management Software Limited                                               Cayman Islands
Trade Management Software (HK) Limited                                          Hong Kong
Trade Magazine Productions Limited                                              Hong Kong
Trade Media Limited                                                             Cayman Islands
Trade Point Hong Kong Ltd.                                                      Hong Kong
World Executive's Digest Limited                                                Cayman Islands

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